SCHEDULE 14C
                                 (Rule 14c-101)
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

|X| Preliminary Information Statement          |_| Confidential, for Use of the
|_| Definitive Information Statement               Commission Only (as permitted
                                                   by Rule 14c-5(d) (2))

                                  RADYNE CORP.
                 -----------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

|_|   $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g).

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies:


(2)   Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


(4)   Proposed maximum aggregate value of transaction:


(5)   Total fee paid:


|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:


(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:


(4)   Date Filed:


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

                        PRELIMINARY INFORMATION STATEMENT
                                FOR SEC USE ONLY

                                  RADYNE CORP.

                                December __, 1996

TO THE SHAREHOLDERS OF RADYNE CORP.

      You are invited to attend a Special Meeting (the "Special Meeting") of the Shareholders of Radyne Corp. (the "Company") to be held in lieu of an Annual Meeting of the Shareholders of the Company on Monday, January 8, 1997 at 11:00 a.m., local time, at [__________________________________, Phoenix, Arizona].

      Details of the business to be conducted at the Special Meeting are given in the attached Notice of Special Meeting and Information Statement.

      We look forward to seeing you at the Special Meeting.



                                       Robert C. Fitting
                                       President


December __, 1996

                                  RADYNE CORP.
                             5225 South 37th Street
                             Phoenix, Arizona 85040

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 8, 1997

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Radyne Corp. (the "Company"), a New York corporation, will be held on Monday, January 8, 1997 at 11:00 a.m., local time, at [___________________________________________, Phoenix, Arizona] for the
following purposes:

      1. To elect directors to serve for the ensuing year and until their successors are elected;

      2. To approve an amendment and restatement of the Company's Certificate of Incorporation providing (a) that the purpose for which the Company is formed is generally to engage in any lawful activity for which corporations may be organized; (b) for a reverse split of the Common Stock of the Company on a 5-for-1 basis; (c) for the elimination of shareholders' preemptive rights under Section 622 of the Business Corporation Law; (d) for the removal of a paragraph which purports to govern the Company's choice of accounting year; and (e) for an update of the address to which the Secretary of State shall mail a copy of process against the Company;

      3.    To approve the adoption of the 1996 Incentive Stock Option Plan;

      4. To ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1996; and

      5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

      The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

      Only Shareholders of record at the close of business on December 9, 1996 are entitled to notice of and to vote at the meeting and at any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the meeting. A list of Shareholders entitled to vote at the Special Meeting will be available for inspection at the offices of the Company, 5225 South 37th Street, Phoenix, Arizona 85040.

      All shareholders are cordially invited to attend the meeting in person. However, since it is anticipated that a single shareholder which holds a majority of the Common Stock of the Company will vote in favor of the aforementioned proposals, proxies are not being solicited.

                                  RADYNE CORP.
                             5225 South 37th Street
                             Phoenix, Arizona 85040

                          -----------------------------

                        PRELIMINARY INFORMATION STATEMENT
                             Pursuant to Section 14
                     of the Securities Exchange Act of 1934
                 and Regulation 14C and Schedule 14C thereunder

                          -----------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                          -----------------------------

                                  INTRODUCTION

      This Information Statement (the "Information Statement") is being furnished pursuant to Sections 14(a) and 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Shareholders") of the common stock, par value $.002 per share (the "Common Stock"), of Radyne Corp., a New York corporation (the "Company"), in connection with certain proposals to be voted on by the Shareholders at a Special Meeting to be held in lieu of an Annual Meeting on January 8, 1997 at 11:00 a.m., local time, at [___________________________________, Phoenix, Arizona]. This Information
Statement was first mailed to shareholders on or about [December 19, 1996].

      The Special meeting is being held for the following purposes:

      1. To elect directors to serve for the ensuing year and until their successors are elected;

      2. To approve an amendment and restatement of the Company's Certificate of Incorporation providing (a) that the purpose for which the Company is formed is generally to engage in any lawful activity for which corporations may be organized; (b) for a reverse split of the Common Stock of the Company on a 5-for-1 basis; (c) for the elimination of shareholders' preemptive rights under Section 622 of the Business Corporation Law; (d) for the removal of a paragraph which purports to govern the Company's choice of accounting year; and (e) for an update of the address to which the Secretary of State shall mail a copy of process against the Company;

      3.    To approve the adoption of the 1996 Incentive Stock Option Plan;

      4. To ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1996; and

      5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described herein. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Special Meeting and at any adjournment thereof is December 9, 1996 (the "Record Date"). The stock transfer books will not be closed between the record date and the date of the meeting. A list of shareholders entitled to vote at the Special Meeting will be available for inspection at the offices of the Company, 5225 South 37th Street, Phoenix, Arizona 85040.

      Each share of Common Stock entitles the holder thereof to one vote. It is anticipated that at the Special Meeting, a single shareholder which holds a majority of the [18,798,605] shares of Common Stock outstanding as of the Record Date will vote in favor of the aforementioned proposals. Since the proposals will have been approved by the holders of the required majority of the Common Stock issued and outstanding, and since the Company has no other outstanding class of stock, no proxies are being solicited in connection with this Information Statement and the accompanying Notice of Special Meeting of the Shareholders of the Company.

      Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Shareholders. As this Information Statement is being sent to the beneficial owners of the Common Stock on [December 19, 1996], twenty (20) days before the date of the Special Meeting, the Company anticipates that the actions contemplated by this Information Statement will be effected on or about the close of business on the date of the Special Meeting.

      The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the corporation with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated by reference herein:

      1. Annual Report on Form 10-KSB for the year ended June 30, 1996, filed November 15, 1996.

      2. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, filed November 26, 1996.

      3. Current Report on Form 8-K, filed August 23, 1996 and September 23, 1996 (confirming copy)(date of event August 12, 1996).

      [4. Current Report on Form 8-K, filed December ____, 1996 (date of event ________________, 1996).]

      THIS INFORMATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO THE COMPANY (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS INFORMATION STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, WITHOUT CHARGE, BY WRITING TO THE COMPANY AT RADYNE CORP., 5225 SOUTH 37TH STREET, PHOENIX, AZ 85040, ATTENTION: DIRECTOR OF ADMINISTRATION, OR BY CALLING THE COMPANY AT (602) 437-9620. COPIES OF DOCUMENTS SO REQUESTED WILL BE SENT BY FIRST CLASS MAIL, POSTAGE PAID, WITHIN ONE BUSINESS DAY OF THE RECEIPT OF SUCH REQUEST.

                                   BACKGROUND

      The Company is engaged in the business of designing, manufacturing and selling products and systems used for the transmission and reception of data over satellite communication networks. Specifically, the Company designs, develops, assembles and sells a proprietary line of satellite modems, frequency converters and ancillary products.

      The Company has developed proprietary technology which is employed in the design and manufacture of its products.

      The Company was organized as a New York Corporation on November 25, 1980. The Company's principal executive offices are located at 5225 South 37th Street, Phoenix, Arizona 85040 and its telephone number is (602) 437-9620.

      On April 28, 1994, the Company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of New York.

      On December 16, 1994, the Bankruptcy Court issued an order confirming the Company's Second Amended Plan of Reorganization (the "Plan"). The Plan became not subject to appeal on December 27, 1994 by virtue of the appeal period having run with no appeal having been filed.

      Pursuant to the Plan, Radyne Corp., a Florida corporation formerly known as Radyne, Inc. ("Radyne Florida"), a wholly owned subsidiary of Engineering and Technical Services, Inc. ("ETS") funded the Plan and acquired 17,000,000 shares of the Common Stock of the Company. Radyne Florida thus acquired approximately 91% of the Common Stock of the Company.

      On August 12, 1996, 100% of the outstanding stock of ETS was acquired by Singapore Technologies Pte Ltd through its indirect wholly owned subsidiary, Stetsys US, Inc. ("ST"). (Singapore Technologies Pte Ltd is an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited, which is in turn wholly owned by the Minister for Finance (Incorporated) of Singapore.) ST acquired the ETS stock from the individuals and entities who were ETS's shareholders for cash constituting a portion of the working capital of the group of corporations of which ST is a member. On October 22, 1996, Radyne Florida was merged into ETS. The shares of the Company that had been owned by Radyne Florida were received by ETS and subsequently distributed by ETS to ST. Accordingly, as of the date of this Information Statement, ST possesses approximately 91% of the Common Stock of the Company, and is expected to vote in favor of all the proposals to be voted on at the Special Meeting.

      Additional information regarding the Company and its operations is contained in the Company's annual report for the year ended June 30, 1996 on Form 10-KSB, filed on November 15, 1996, which is incorporated by reference and is being sent to Shareholders along with this Information Statement.

           SECURITY OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of the date of this Information Statement, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Related Information - Executive Compensation - Summary Compensation Table" below , and
(iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


Name and Address                        Number of Shares
of Beneficial Owner                   Beneficially Owned(1)  Percentage of Class
-------------------                   ---------------------  -------------------

Stetsys US, Inc
 c/o Singapore Technologies Pte Ltd
 83 Science Park Drive #01-01/02
 The Curie Singapore Science Park
 Singapore 118258..................         17,000,000              90.4%


Stetsys Pte Ltd
 c/o Singapore Technologies Pte Ltd
 83 Science Park Drive #01-01/02
 The Curie Singapore Science Park
 Singapore 118258..................         17,000,000(2)           90.4%

Robert C. Fitting
 5225 S. 37th Street
 Phoenix, Arizona 85040............                  0               0

Robert A. Grimes
 5225 S. 37th Street
 Phoenix, Arizona 85040............                  0               0

Lee Yip Loi
 c/o Singapore Technologies Pte Ltd
 83 Science Park Drive #01-01/02
 The Curie Singapore Science Park
 Singapore 118258..........                          0               0

--------
*     Less than 1%

(1) Except as otherwise indicated, all of the referenced shares of Common Stock are owned beneficially and of record. Beneficial ownership has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

(2) Includes the shares reported as beneficially owned by Stetsys US, Inc., of which Stetsys Pte Ltd is the sole shareholder.

Chan Wee Piak
     c/o Singapore Technologies Pte Ltd
     83 Science Park Drive #01-01/02
     The Curie Singapore Science Park
     Singapore 118258..................
                                                     0               0

Lim Ming Seong
     c/o Singapore Technologies Pte Ltd
     83 Science Park Drive #01-01/02
     Singapore 118258..................              0               0

All executive officers and directors as a
group (8 persons) .....................        150,000(3)            *

Shareholder Proposals to be Presented at Next Annual Meeting

      Shareholder proposals that are intended to be presented at the Company's annual meeting of Shareholders to be held in 1998 must be received by the Company no later than December 15, 1997 in order to be included in the information or proxy statement and related materials relating to that meeting.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

General

      A board of five (5) directors is to be elected at the Special Meeting. It is expected that a majority of the Common Stock will be voted in favor of the five (5) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Special meeting, an alternate nominee shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until his or her successor has been elected and qualified.

Vote Required

      If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors.

--------
(3) One executive officer, Peter Weisskopf, beneficially owns these shares through Merit Microwave, Inc.

Increased Number of Directors

      At a special meeting of the Board of Directors of the Company (the "Board") held on August 13, 1996, the Board voted to increase the size of the Board from four to five members. To fill the newly created directorship and vacancies created by the resignations of Denis Brown and Augustin Cueto, Messrs. Lim Ming Seong, Lee Yip Loi and Chan Wee Piak were named directors of the Company. Lim Ming Seong was elected Chairman of the Board of Directors of the Company. The directors of the Company will hold such positions until their respective successors are duly elected and qualified.

      Due to financial and other constraints in recent years, the Company has not held an annual meeting of Shareholders since February 20, 1990. All of the current Directors have been elected by present or previously sitting Directors to fill vacancies on the Board. Officers are appointed by, and serve at the discretion of, the Board. There are no family relationships among the Directors and executive officers.

Nominees

      The names of the nominees, each of whom is currently a Director of the Company, and certain information about them are set forth below:

Name of Nominee              Age            Title
---------------              ---            -----

Lim Ming Seong               49             Chairman of the Board of Directors

Lee Yip Loi                  52             Director

Chan Wee Piak                41             Director

Robert A. Grimes             44             Director

Robert C. Fitting            61             Director and President

      Lim Ming Seong has been a Director and Chairman of the Board of the Company since August 13, 1996 and is chairman of its Compensation Committee. He is the Chairman of Vertex Management, Inc., a member of the Singapore Technologies group, and he has been Group Director of Singapore Technologies Pte Ltd since February 1995. From March 1992 to February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd and from February 1990 to March 1992, he was Group President of Singapore Technologies Holding Pte Ltd. Prior to that time he held various corporate and government positions, including Deputy Secretary of the Singapore Ministry of Defense from 1979 to 1986.

      Lee Yip Loi has been a Director of the Company since August 13, 1996 and is chairman of the Audit Committee and a member of the Compensation Committee of the Board. He has been

Regional Director (America) of Singapore Technologies Pte Ltd since March 1994 and has been President of Metheus Corporation, another member of the same group of companies, since May 1990. Prior to that time he held a number of managerial positions with such companies as Morgan Guarantee Trust and Singapore Technologies Pte Ltd and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs.

      Chan Wee Piak has been a Director since August 13, 1996 and is a member of the Compensation Committee of the Board. He has been General Manager of Agilis Communication Technologies Pte Ltd, also a member of the Singapore Technologies group, since January 1992. From November 1989 to February 1992, he was General Manager of Chartered Microwave Pte Ltd. Prior to that time, he held various managerial positions in the Singapore Ministry of Defense and Singapore Electronic and Engineering.

      Robert C. Fitting, a member of the Audit Committee of the Board, has been President of the Company since February 1995, and became a Director of the Company in March 1995. For 11 years prior to March, 1995, Mr. Fitting served as Chief Executive Officer and Chairman of the Board of Directors of EF Data Corporation, which he co-founded. Mr. Fitting has also served as a Director of California Microwave, Inc. and as a Director of Satellite Technology Management, Inc.

      Robert A. Grimes, a member of the Audit and Compensation Committees of the Board, has served as a member of the Board of Directors since December 1994. For the past seven years, Mr. Grimes has also served as the President and as a member of the Board Directors of Engineering and Technical Services, Inc.

Board Meetings and Committees

      The Board of Directors of the Company held a total of three meetings during the period from July 1, 1995 through December 9, 1996. No Director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such Director served. The Board of Directors has an Audit Committee and a Compensation Committee.

      The Audit Committee, which consists of Directors Lee, Grimes and Fitting, met once during the fiscal year ending December 31, 1996. The Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls. In the fiscal year ending December 31, 1996, the Board of Directors as a whole recommended engagement of the Company's auditors.

      The Compensation Committee, which consists of Directors Lim, Lee, Chan and Grimes, met once during the fiscal year ending December 31, 1996. The Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. The Committeee also reviews and approves the Company's compensation policies and will administer the 1996 Incentive Stock Option Plan.

      The Company's policy during the periods ended June 30, 1996 and December 31, 1996 was to provide no compensation to directors for their services as such.

                                  PROPOSAL TWO
               APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION
                                 OF THE COMPANY

General

      On November 13, 1996, the Board of Directors authorized, subject to approval by the Shareholders, a restatement of the Certificate of Incorporation of the Company, including the following amendments:

      (1) To provide that the purpose for which the Company is formed is generally to engage in any lawful activity for which corporations may be organized;

      (2) A reverse split of the Common Stock of the Company on a 5-for-1 basis;

      (3) The elimination of shareholders' preemptive rights under Section 622 of the Business Corporation Law;

      (4) The removal of a paragraph which purports to govern the Company's choice of accounting year; and

      (5) An update of the address to which the Secretary of State shall mail a copy of process against the Company.

      Each of these proposed amendments is discussed in greater detail below. Additionally, a proposed form of Restated Certificate of Incorporation of the Company is included as Exhibit A of this Information Statement. A Restated Certificate in substantially the form of Exhibit A will be filed with the New York department of state promptly after the Special Meeting if, as expected, all of the proposed amendments are adopted by the Shareholders.

      The Board of Directors has determined that the adoption of the proposed amendments will be in the best interests of the Company. In addition, because the Certificate of Incorporation has been amended on numerous occasions since the Company's formation, the Board considers it appropriate and most efficient that the Certificate, as amended, be restated in its entirety.

Purpose for Which the Company Is Formed

      Paragraph SECOND of the Company's Certificate of Incorporation presently consists of a purportedly exhaustive enumeration of the purposes for which the Company is formed. The Board of Directors of the Company considers that it would be be more in keeping with contemporary business practices, and less likely for the Company to engage in an inadvertant ultra vires act, for the Certificate of Incorporation to provide that the purpose for which the Company is formed is generally to engage in any lawful activity for which corporations may be organized. Moreover, the Board believes that a more expansive purpose clause, as set forth in Paragraph SECOND of the form of proposed Restated Certificate appearing at Exhibit A hereto, will be in the best interests of the Company in that it will allow the Board to cause the Company to generally engage in any activity which it considers will advance those interests. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal.

Reverse Split of Issued and Outstanding Shares of Common Stock

      General. It is proposed that the Certificate of Incorporation be amended to effect a 5-for-1 reverse split of the issued and outstanding shares of Common Stock (the "Reverse Split"). It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal. The effect of the Reverse Split upon the Shareholders will be that the total number of shares of Common Stock of the Company held by each shareholder immediately prior to the Reverse Split (the "Old Shares") will be automatically converted into the number of whole shares of Common Stock (the "New Shares") equal to the number of Old Shares owned divided by 5, adjusted, as described below, for any fractional shares. Each Shareholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split. No certificates or scrip representing fractional shares of the Common Stock of the Company will be issued to Shareholders because of the Reverse Split. In lieu of such fractional interest, a Shareholder will receive cash equal to $2.50 multiplied by the fractional interest.

     Purposes of the Proposed Reverse Split. The Reverse Split is desirable for several reasons. The Board of Directors of the Company has approved an incentive stock option ("ISO") plan (discussed below) and a planned Common Stock rights offering (the "Rights Offering"). It is anticipated that the Rights Offering (which can only be made pursuant to, and complete details of which can be provided only in, a prospectus which is expected to be distributed shortly after the Special Meeting) will provide each shareholder (or transferee thereof) an opportunity to purchase three shares of Common Stock for every five shares held by such shareholder as of the Record Date (after adjustment for the Reverse Split), for a price of $2.50 per share. In order to issue the requisite number of shares of Common Stock pursuant to the proposed ISO plan and the proposed Rights Offering, the Company must either effect an increase in the number of shares of Common Stock authorized or a decrease in the number of shares of Common Stock outstanding. The Reverse Split will result in a decreased number of shares of Common Stock outstanding, thus allowing the Board to issue additional shares of Common Stock in connection with the proposed ISO plan and Rights Offering.

      The purpose of the Rights Offering would be to raise approximately $5,640,000 through the sale of approximately 2,256,000 shares of Common Stock at $2.50 per share. The net proceeds of the Rights Offering would be used by the Company for working capital purposes, to satisfy short-term indebtedness and to facilitate the opening of new lines of credit, all of which would facilitate the continuation of the Company's new product development, the growth of its staff and the acquisition of inventory needed to meet an increasing backlog of new orders for Radyne products. (The price at which the shares of Common Stock would be offered, as well as the exercise price for the outstanding employee stock options discussed below under "Proposal Three - Approval of the 1996 Incentive Stock Option Plan - Description of the Plan" and the above stated price for fractional interests, has been independently established by the Board of Directors at $2.50 per share (after adjustment for the Reverse Split), which the Board determined to be the fair market value of the Common Stock. In making this determination, the Board received the assistance of Corporate Capital Consultants, Inc. ("CCC"). CCC is a specialty investment banking firm, which, since its inception in 1974, has performed services in the areas of financial consulting, corporate valuations, fairness opinions and mergers and acquisitions. In the valuation area, CCC has provided valuations of corporate securities in connection with pending purchase offers, plans to sell, recapitalizations, going-private transactions, tender offers, the purchase of minority interests, employee stock purchase plans and public offerings, for both publicly and privately held companies in a broad range of industries. In determining the value of the Common Stock, the Board and CCC considered a number of factors, including the book value of the Common Stock, the Company's results of operations, its business plan, the recent change in control, publicly available information about companies considered comparable to Radyne in nature of business, the Company's history and the limited trading activity in the Common Stock since early 1996.)

      Additionally, the Reverse Split is intended to enhance the acceptability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Split is expected to increase the per share market price of the Common Stock. The proposed Reverse Split may thus result in a broader market for the Common Stock than that which currently exists. A variety of brokerage house policies and practices tend to discourage individual brokers within those firm's from dealing with lower priced stocks. Some of these policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Split may result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. The expected increased per share sale price level may also encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Shareholders of the Common Stock, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Split Effective Date (as defined below). Finally, the anticipated increase in share price should further the purpose of eventually requalifying the Common Stock for a NASDAQ listing, which presently includes a minimum bid price requirement of $3.00. However, additional steps would be necessary before that goal could be reached and The Nasdaq Stock Market, Inc. has recently proposed a tightening of its listing standards, including an increase in the minimum bid price requirement to $4.00.

      There can be no assurance that any or all of these effects will occur. Given the sporadic nature of trading in the Common Stock and the small percentage of the Company's shares which is in the hands of the public, it is unlikely that the market price per New Share of Common Stock immediately after the Reverse Split will be as much as five times the market price per Old Share of Common Stock before the Reverse Split. In fact, there is no assurance that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved.

      The Reverse Split may result in some Shareholders owning "odd lots" of fewer than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher on a per share basis than the costs of transactions in "round lots" of even multiples of 100 shares.

      Shareholders who vote against the Reverse Split have no appraisal rights under New York law or under the Company's Certificate of Incorporation or By-Laws with respect to shares held by them or to dissent from the payment of cash in lieu of the issuance of fractional shares.

      Effective Date of the Reverse Split. The Reverse Split will be effected by means of filing a Restated Certificate of Incorporation with the Secretary of State of New York. The Restated Certificate of Incorporation will be filed with the Secretary of State of New York as promptly as practicable after the Special Meeting and the Reverse Split will become effective as of 5:00 p.m., Eastern Daylight Time, on the date of such filing (the "Reverse Split Effective Date"). Without any further action on the part of the Company or the Shareholders, after the Reverse Split, the certificates representing the Old Shares will be deemed to represent New Shares in the appropriately reduced number.

      No Change in Authorized Capital. The Company has authorized capital stock of 20,000,000 shares of Common Stock. In connection with the Reverse Split, the authorized capital stock of the Company will be unchanged. The following table illustrates the principal effects of the proposed Reverse Split and the associated decrease in outstanding Common Stock, prior to adjustment for the payment in lieu of fractional shares and assuming no additional shares of Common Stock are issued prior to the Reverse Split Effective Date as a result of the exercise of any options or otherwise:

                            Prior to Proposed                After Proposed
Shares of Common Stock        Reverse Split                   Reverse Split
----------------------        -------------                   -------------
Authorized                     20,000,000                      20,000,000

Outstanding                   [18,798,605]                     [3,759,721]

      Changes Affecting Capital Stock. The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act. After the Reverse Split Effective Date, trades of the New Shares will continue in the over-the-counter market under the OTC Bulletin Board symbol "RDYN".

      Exchange of Stock Certificates. As soon as practicable after the Reverse Split Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Reverse Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to Continental Stock Transfer and Trust Co., the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a Shareholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Split and cash for any fractional share interest.

      Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a Shareholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

      Options. The Company has previously issued, and has outstanding, various options to purchase shares of Common Stock. In general, both the exercise price and the number of shares subject to each such option have been determined on the basis of, and will not be further affected by, the Reverse Split.

      Federal Income Tax Consequences of the Reverse Split. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The Company, however, believes that because the Reverse Split is not part of a plan to periodically increase a Shareholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following federal income tax effects:

1. A Shareholder will recognize gain or loss on the exchange only to the extent of any gain or loss recognized in connection with the receipt of cash in lieu of a fractional share of Common Stock. Such gain or loss shall be calculated by subtracting the Shareholder's basis in such fractional interest from the amount of cash received. In the aggregate, the Shareholder's basis in the New Shares will equal his basis in the Old Shares, reduced by his basis in any fractional interest exchanged for cash.

2. A Shareholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

3. The Reverse Split will constitute a reorganization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the Reverse Split.

      The Board of Directors may abandon the proposed Reverse Split at any time before filing of the Restated Certificate of Incorporation and prior to the Reverse Split Effective Date if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Reverse Split if it determines, in its sole discretion, that the Reverse Split would adversely affect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things. In addition, the Board of Directors may make any and all changes to the Restated Certificate of Incorporation that it deems necessary to file the Restated Certificate of Incorporation with the Secretary of State of New York and to give effect to the Reverse Split.

Eliminate Shareholders' Preemptive Rights Under Section 622 of the Business Corporation Law.

      General. It is proposed that the Certificate of Incorporation be amended to eliminate shareholders' preemptive rights under Section 622 of the Business Corporation Law of New York. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal. However, in light of the dissenter rights discussed below, Shareholders will be accorded the opportunity to vote for or against this proposal separately from the other Certificate of Incorporation proposals discussed herein. See Paragraph FIFTH of the form of proposed Restated Certificate of Incorporation attached hereto as Exhibit A for the text of the proposed amendment.

      Under Section 622 of the Business Corporation Law, the Shareholders have the right to maintain their relative percentages of ownership of the Company by buying a portion of any newly-issued shares of Common Stock, subject to certain exceptions including issuances of stock for consideration other than cash and issuances of stock pursuant to employee stock option plans. Accordingly, before offering additional shares of Common Stock to the public, the Company must make a rights offering to each existing shareholder, a complex, expensive procedure which may not always be in the best interests of the Company. The Company can eliminate such rights by amending the Certificate of Incorporation.

      Purpose of Eliminating Preemptive Rights. The Board of Directors has concluded that it is not in the Company's best interest to have preemptive rights. A preemptive rights scheme will cause substantial delays in arranging financing by requiring the Company to make a rights offering to each existing Shareholder before offering shares to the public. This is a complex and expensive procedure, made unnecessary by the fact that a Shareholder who wishes to maintain his proportional share of the Company's equity can do so by buying shares of Common Stock in the open market.

      Rights of Dissenting Shareholders. A Shareholder who does not vote for, or consent in writing to, the proposed elimination of preemptive rights will have the right to dissent and receive payment for such Shareholder's shares, subject to and by complying with Section 623 of the Business Corporation Law of New York. In order to exercise this right, a Shareholder must, before the Special Meeting or at the Special Meeting but before the vote is held, file with the Company a written objection to the elimination of preemptive rights proposed herein (a "Written Objection"). A mere vote against the proposal will not suffice. The Written Objection must include a notice of the Shareholder's election to dissent (a "Dissent Notice"), his name and residence address, the number of shares of Common Stock as to which he dissents (which may not be less than all of the shares held by him of record that he owns beneficially) and a demand for payment of the fair value of his shares of Common Stock if the action is taken.

      If, as expected, the proposal is adopted at the Special Meeting, the Company will, by registered mail within 10 days after the Special Meeting, notify each Shareholder who has filed a Written Objection that the proposal has been adopted.

     Each Shareholder who files a Dissent Notice shall, at the time of such filing or within one month thereafter, submit his share certificates to the Company or the Exchange Agent, which will note conspicuously thereon that a Dissent Notice has been filed and will then return the certificates to the dissenting Shareholder or other person who submitted them on his behalf. Any dissenting Shareholder who fails to timely submit his certificates for this notation will, at the option of the Company exercised by written notice to him within 45 days after the filing of the Dissent Notice, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor will bear a similar notation together with the name of the original dissenting Shareholder and the transferee will acquire no rights except those which the original dissenting Shareholder had at the time of the transfer.

      Within 15 days after the Restated Certificate of Incorporation is filed with the New York department of state, the Company will make an offer, by registered mail to each Shareholder who has filed a Dissent Notice, to purchase his shares for a specified cash price which the Company considers to be their fair value. If the Company fails to make such offer within such 15-day period or if any dissenting Shareholder fails to agree, within 30 days after such offer, with the Company upon the price to be paid for his shares, the Company may, within 20 days after the expiration of the just mentioned 15-day or 30-day period, as applicable, commence a special judicial proceeding to determine the rights of dissenting Shareholders and fix the fair value of their shares. If the Company does not institute such a proceeding within such 20-day period, any dissenting Shareholder may do so within 30 days after the expiration of such 20-day period. If such proceeding is not instituted within such 30-day period, all dissenter's rights will be lost unless the New York Supreme Court shall, for good cause shown, otherwise direct.

Removal of the Paragraph Purporting to Govern the

Company's Choice of Accounting Year

      General. It is proposed that the Certificate of Incorporation be amended to remove the paragraph stating that the Company's accounting year shall end on October 31st. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal.

      Purpose of Amendment. The current provision, purportedly requiring a fiscal year ending on October 31, may be viewed as needlessly interfering with the Board of Directors' ability to choose an appropriate fiscal year for the Company. The Company, which presently uses the calendar year, ceased to use a year ending on October 31 many years ago. It is not required that the fiscal year of a corporation be specified in its certificate of incorporation.

Update of the Address to Which the Secretary of State Shall Mail a Copy of Process Against the Company

     It is proposed that the Certificate of Incorporation be amended to update the post office address to which the Secretary of State shall mail a copy of any process against the Company as set forth in Paragraph SIXTH of the form of proposed Restated Certificate of Incorporation attached hereto as Exhibit A. This change is within the authority of the Board of Directors and is being included among the proposals submitted to vote of the Shareholders for convenience. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal. See "Eliminate Shareholders' Preemptive Rights Under Section 622 of the Business Corporation Law" above.

Required Vote

      The adoption of the above described amendments and the Restated Certificate of Incorporation requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. In light of the rights accorded dissenting shareholders as discussed under "Rights of Dissenting Shareholders" above, a separate vote will be held on the proposal to amend the Certificate of Incorporation so as to eliminate shareholders' preemptive rights.

                                 PROPOSAL THREE
                APPROVAL OF THE 1996 INCENTIVE STOCK OPTION PLAN

General

      On November 13, 1996, the Board of Directors of the Company adopted, subject to the Shareholders' approval, the 1996 Incentive Stock Option Plan (the "Plan") as of November 13, 1996. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal. The Plan will become effective immediately upon such Shareholder approval as if such approval had been given on November 13, 1996.

      As of December 9, 1996, options for 964,717 shares of Common Stock were outstanding, subject to obtaining approval of the holders of a majority of the Common Stock of the Company at the Special Meeting and options for 317,647 shares remained available for future grant. Accordingly, the initial Common Stock reserve available for issuance under the Plan will be 1,282,364.

      The Plan is designed to serve as a comprehensive equity incentive program to attract and retain the services of individuals essential to the Company's long-term growth and financial success. Accordingly, any officers or employees of the Company or any subsidiary corporation can be accorded the opportunity to acquire a meaningful equity interest through their participation in the Plan.

      The following is a summary of the principal features of the Plan. A copy of the proposed Plan will be furnished by the Company to any Shareholder upon written request to the Corporate Secretary located at the Company's offices at 5225 South 37th Street, Phoenix, Arizona 85040.

Description of the Plan

      The Plan provides for the grant of options to purchase up to 1,282,364 shares of Common Stock to employees of the Company. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options.

      The Plan will be administered by the Compansation Committee, "disinterested members" of the Board of Directors (as defined by Rule 16b-3 under the Exchange Act), who determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

      The exercise price per share of Common Stock subject to an option granted under the Plan may not be less than the fair market value per share of Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000. In certain cases any excess over the $100,000 limit will be treated as a non-qualified option. No person who owns, directly or indirectly, at the time of the granting of an option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant.

      No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of permanent and total disability, such optionee's options will remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. Upon termination by reason of death, such period shall be as determined by the Board of Directors.

      Options under the Plan must be issued within ten years from the effective date of the Plan. The effective date of the Plan is November 13, 1996. Options granted under the Plan cannot be exercised more than ten years from the date of grant. Stock options issued to a 10% Stockholder are limited to five year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee's options, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

      Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

      At December 9, 1996, options to acquire 964,717 shares of Common Stock were outstanding under the Plan. Such options are exercisable at a price of $2.50 per share. (For information regarding the establishment of the exercise price, see "Proposal Two - Approval to Amend the Certificate of Incorporation of the Company - Reverse Split of Issued and Outstanding Shares of Common Stock - Purposes of the Reverse Split" above; 280,000 of these options (" Rights Options") have been granted to Radyne employees as a counterpart to participation in the Rights Offering described above under "Reverse Split of Issued and Outstanding Common Stock - Purposes of the Proposed Reverse Split". Accordingly, subject to Shareholder approval of the Plan, such options are presently exercisable, but may not be exercised after March 14, 1997. Subject to Shareholder approval of the Plan, another 16,000 options will become exercisable at the rate of 25% on each of the first four anniversaries of their grant date (November 13, 1996) and expire on the tenth anniversary of their grant date.

      Subject to Shareholder approval of the Plan, the remaining 668,717 options were allocated among a group of 30 key employees with the intent of giving them the opportunity to purchase and retain up to 10% of the fully diluted common equity of the Company (after giving effect to the Reverse Split and the Rights Offering), if certain earnings milestones (described below) are reached. These options also carry the right to a cash bonus of approximately $1.72 per purchased share, payable upon exercise. Because the Company's shares are so thinly traded at present, the grantees of these options will be accorded the right to cause the Company to purchase at an appraisal price any shares acquired upon exercise of these options if, as of the end of the calendar quarter when such options become exercisable (or December 31, 1998, if later), ST and its affiliates continue to own more than 80% of the Common Stock. Moreover, if the Company sells additional shares of Common Stock in the future (other than pursuant to the Rights Offering or employee stock options), these same optionees will be granted additional options (which may or may not constitute incentive stock options, in the discretion of the Board of Directors) to acquire a sufficient number of Common Shares, at the then offering price, so that their unexercised options will maintain their proportionate fully diluted common equity.One-third of the 668,717 options will become exercisable, if and when the Company's earnings before interest and taxes (calculated without regard to the above described cash bonus) for a period of four calendar quarters ("EBIT") exceeds $1,000,000. Another one-third of these options will become exercisable if and when EBIT exceeds $2,500,000. The remaining one-third will become exercisable if and when EBIT exceeds $6,000,000.

Option Grants

      For each of the executive officers named in the Summary Compensation Table below and the various indicated groups, the table below shows (i) the number of shares of Common Stock subject to options granted under the Plan from November 13, 1996 to December 9, 1996 (after giving effect to the Reverse Split) and (ii) the weighted average exercise price payable per share under such options.


                                        Number of      Weighted Average Exercise
Name and Position                     Option Shares     Price of Granted Options
-----------------                     -------------    -------------------------
Robert C. Fitting...............         279,248                $2.50
     President

All current executive officers as a
group (4 persons) ..............         578,539                $2.50

All current directors (other than
executive officers) as a group (4
persons) .......................              0                     -

All employees, including current
officers who are not executive
officers, as a group (58 persons)        386,178                $2.50

Federal Income Tax Consequences of Options Granted Under the Plan

      Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-qualified options which are not intended to meet such requirements. The federal income tax treatment of the two types of options differs as follows:

            Incentive Options. No taxable income is recognized by the optionee (except alternative minimum tax purposes) at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, the disposition is a disqualifying disposition.

            Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of the shares on the exercise date over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

            If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs. Such income tax deduction will equal the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      Non-Qualified Options. No taxable income is recognized by an optionee upon the grant of a non-qualified option. The optionee will generally recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

            The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-qualified option. The deduction will generally be allowed to the Company in the taxable year in which such ordinary income is recognized by the optionee.

Deductibility of Executive Compensation

      The Company anticipates that any compensation (other than cash) deemed paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified options will qualify as performance based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly all compensation (other than cash) deemed paid with respect to those options will remain deductible by the Company without limitation under Section 162(m) of the Internal Revenue Code.

Accounting Treatment

      Option grants at 100% of fair market value will generally not result in any charge to the Company's earnings, but the Company must disclose, on a pro-forma basis with the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options treated as compensation expense at the time of grant. Whether or not granted at a discount, the number of outstanding options is a factor used in determining the Company's earnings per share.

Required Vote

      The affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date is required for approval of the Plan.

                                  PROPOSAL FOUR
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

      The Company is asking the Shareholders to ratify the selection of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 1996. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal, which will be sufficient for such ratification.

      Even if the selection is ratified, as expected, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the Shareholders' best interests.

      Deloitte & Touche LLP has audited the Company's financial statements since the fiscal year ended Decenber 16, 1994. It is not expect that a representative of Deloitte & Touche LLP will be present at the Special Meeting.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

      The following table sets forth the compensation for services in all capacities to the Company for the period from the commencement of his employment on March 1, 1995 through December 31, 1996 of the Company's President. No other executive officer or employee received total annual salary and bonus of more than $100,000. The Company and its President have not entered into an employment agreement. All options reflected in the table are subject to Shareholder approval of the 1996 Incentive Stock Option Plan.

                           Summary Compensation Table

Name and Principal           Year
Position                     Ended(4)              Salary        Options (#)
--------                     --------              ------        -----------
Robert C. Fitting            12/31/96              $40,000          279,248
President                    06/30/96              $80,000              0
                             06/30/95              $29,231              0

Certain Relationships and Related Transactions

      In 1995, the Company acquired the assets of Merit Microwave, Inc. ("Merit"), as well as the manufacturing rights to the Merit line of microwave products, which include translators and frequency converters. The purchase price was allocated to inventory, machinery and equipment, and designs and drawings, and was paid by the issuance of 150,000 shares of the Company's Common Stock (prior to adjustment by the Reverse Split), cash of $60,000, and the assumption of a trade payable of $20,000. Under the terms of the agreement, Peter Weisskopf, the principal shareholder and chief operating officer of Merit entered into a one-year agreement with the Company to serve as president of the newly created Radyne Microwave Products Division for annual compensation of $75,000. As long as he remains in this position, the Company is committed to pay royalties to Merit of 5-10% of sales of Merit products.

      During July 1995, the Company sold $163,770 of inventory and $119,367 of machinery and equipment to ETS, in exchange for a reduction in a loan payable to ETS, to facilitate the commencement of subcontract manufacturing by ETS. During September 1996, in order to recommence the related manufacturing operations at its own Phoenix facility, the Company purchased from ETS $248,715 of inventory and $22,172 of machinery and equipment. One of the Company's Directors, Robert
A. Grimes, is President and a Director of ETS. ETS is a wholly owned subsidiary of ST.

      The Company has an informal marketing arrangement with Agilis Communication Technologies Pte Ltd, an affiliate of ST, whereby Agilis acts as a sales agent for Radyne products in a number of Asian countries, Australia and New Zealand. During the first seven months of this arrangement, which predates the Company's affiliation with ST, Agilis produced over $650,000 of orders for Radyne products. The General Manager of Agilis, Chan Wee Piak, is a Director of the Company.

      Messrs. Lim Ming Seong, Lee Yip Loi, Chan Wee Piak and Robert A. Grimes are all both Directors of the Company and officers of other corporations in the Singapore Technologies Pte Ltd ("STPL") group, which includes ST. In addition, on August 12, 1996, Singapore

--------
(4) Mr. Fitting's employment with the Company commenced on March 1, 1995, so the figures shown for the fiscal year ended June 30, 1995 reflect a four-month period. The Company's fiscal year has been changed to the calendar year, so the figures shown for the year ended December 31, 1996 reflect a period of six months.

      Technologies Electronics Pte Ltd, another member of the group, made an unsecured loan of $4,500,000 to the Company, bearing interest at 8% per annum and repayable on February 10, 1997. The proceeds from that loan were used to pay down a loan payable by the Company to ETS. ST has made subsequent advances to Radyne in the aggregate amount of $2,100,000, bearing interest at 8% per annum and repayable on various dates between March 2 and March 31, 1997. In addition, STPL has guaranteed a $2 million bank line of credit for the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the period from July 1 1995 to June 30, 1996, its executive officers and directors complied with all filing requirements.

                                  OTHER MATTERS

      The Board knows of no other matters to be presented for Shareholder action at the Special Meeting. However, other matters may properly come before the Special Meeting or any adjournment or postponement thereof.


                                        By order of the Board of Directors



                                        /s/ Garry Kline
                                        ----------------------------
                                        Garry Kline
                                        Secretary

Phoenix, Arizona
December 9, 1996